AMENDMENT NUMBER TWO

                                       TO

                           FAIRFIELD COMMUNITIES, INC.

                           SAVINGS/PROFIT SHARING PLAN
                           ---------------------------

                           (effective January 1, 2001)


     THIS AMENDMENT to the Fairfield Communities, Inc. Savings/Profit Sharing Plan (the "Plan"), which Plan was originally effective March 1, 1976, was restated effective July 1, 1994, was amended effective January 1, 1995, January 1, 1996, September 20, 1996 and January 1, 1997, was amended and restated effective January 1, 1998, was amended effective January 1, 2000, is hereby entered into effective as of January 1, 2001.

     WHEREAS, it is desirable to amend the Plan, effective January 1, 2001, to facilitate the merger into the Plan of the Vacation Break USA, Inc. 401(k)/Profit Sharing Plan and the Apex Marketing, Inc. 401(k) Profit Sharing Plan, retirement plans of subsidiaries of Fairfield Communities, Inc.; and

     WHEREAS, Fairfield Communities, Inc., by resolutions adopted at a duly convened meeting of its Board of Directors held on December 21, 2000, in accordance with the provisions of Section 11.3 of the Plan, adopted the following amendments to the Plan, effective as of January 1, 2001;

     NOW, THEREFORE, Sections 1.1(A)(46), 1.1(A)(47), 6.1(B) and 8.5 of the Plan are amended, as of January 1, 2001, to provide as follows:

SECTION 1.1(A)(46) IS ADDED:

     (46) "Merged Vacation Break Account" shall mean the balance credited to the account of the Participant to reflect his interest in the Trust Fund that is attributable to the merger of the Vacation Break USA, Inc. 401(k)/ Profit Sharing Plan into the Plan, if any. Balances in the Merged Vacation Break Account are 100% vested. No further contributions to this account are permitted. The Merged Vacation Break Account shall be divided into such subaccounts as are required to reflect the Participant's interest in the various Investment Funds, as described in Section 5 hereof.

SECTION 1.1(A)(47) IS ADDED:

     (47) "Merged Apex Marketing Account" shall mean the balance credited to the account of the Participant to reflect his interest in the Trust Fund that is attributable to the merger of the Apex Marketing, Inc. 401(k) Profit Sharing Plan into the Plan, if any. Balances in the Merged Apex Marketing Account are 100% vested. No further contributions to this account are permitted. The Merged Apex Marketing Account shall be divided into such subaccounts as are required to reflect the Participant's interest in the various Investment Funds, as described in Section 5 hereof.

SECTION 6.1(B), FIRST SENTENCE:

     (B) In addition to the separate accounts described in Section 6.1(A) above, the Committee shall cause to be established and maintained for each applicable Participant until his Initial Distribution Date or until such later date as of which distribution of the value in such account is made:
     (1) the Rollover Contribution Account described in Section 3.3 hereof, (2) the Participant Contribution Account described in Section 3.2 hereof, (3) the Merged Vacation Break Account described in Section 1.1(A)(46) hereof and (4) the Merged Apex Marketing Account described in Section 1.1(A)(47) hereof.

SECTION 8.5, FIRST SENTENCE:

     A Participant may, after attaining age 70-1/2 and while still employed by the Employer, make a withdrawal of all or any part of his accounts under the Plan, except a Participant may, after attaining age 59-1/2 and while still employed by the Employer, make a withdrawal of all or any part of his Merged Apex Marketing Account under the Plan, if any.

SECTION 8.5, INTRODUCTION TO SECOND PARAGRAPH:

     A Participant may, before attaining age 70-1/2 (or before age 59-1/2 with respect to his Merged Apex Marketing Account) and while still employed by the Employer, make a withdrawal of all or any part of those accounts described below, subject to the following restrictions:

SECTION 8.5(3):

     (3) all withdrawals shall be in the form of a lump-sum cash payment (excluding withdrawals from Merged Vacation Break Accounts and Merged Apex Marketing Accounts) and the amounts withdrawn shall be debited from the Participant's accounts as of the date the payment is made.

SECTION 8.5(4), FIRST SENTENCE:

     (4) Except as provided below, a Participant may withdraw all or any portion of (i) his Salary Deferral Contribution Account, (ii) the vested portion of his Matching or Profit Sharing Contribution Accounts, (iii) his Rollover Contribution Account, (iv) his Merged Vacation Break Account or (v) his
     Merged Apex Marketing Account, only in the event that he furnishes satisfactory evidence to the Committee that the withdrawal is on account of "hardship".

SECTION 8.5(4)(B), LAST TWO PARAGRAPHS:

     Provided, however, that the provisions of (b)(ii)-(iv) shall not apply if the Participant's withdrawal under this Section 8.5(4) does not include any salary deferral contributions under Code Section 401(k).

     Notwithstanding the above language of this paragraph (4) of this Section 8.5, income allocable to salary deferral contributions under Code Section 401(k) may not be withdrawn pursuant to a hardship withdrawal.

SECTION 8.5(7) IS ADDED:

     (7) A Participant may withdraw all or any part of his rollover contribution accounts under his Merged Vacation Break Account or his Merged Apex Marketing Account, if any, as soon as administratively practicable after filing proper authorization.

     IN WITNESS WHEREOF, Fairfield Communities, Inc. has caused this Amendment to be executed by its duly authorized officer.

                                    FAIRFIELD COMMUNITIES, INC.


                                    By: /s/ Marcel J. Dumeny
                                        -------------------------------
                                            Marcel J. Dumeny
                                            Secretary